Exhibit 10.10

FIRST AMENDMENT TO CANCELLATION AND CONSOLIDATION AGREEMENT

This FIRST AMENDMENT TO CANCELLATION AND CONSOLIDATION AGREEMENT (this “Amendment”), dated as of May 9, 2024, (the “Effective Date”) by and between Go Green Global Technologies, Corp., (“Borrower”, “The Company”), a Nevada corporation with its principal address at 5 Production Drive, Brookfield CT 06804 and David Zevetchin, (“Lender”), an individual with his principal address at 10563 Jackson Square Drive, Estero FL 33928;

WHEREAS:

A.	The Borrower and the Lender are parties to that certain Cancellation and Consolidation Agreement (the “Agreement”) for the cancellation of pre-existing promissory notes, and consolidation of those notes dated February 1, 2024;

B.	Sections V. A) and Sections V. B) of the Agreement provide provisions for the accrual of interest on the principal amount owed by the Borrower to the Lender and;

C.	Sections V. A) 1. and Sections V. B) 1. of the Agreement provide provisions of penalty warrants to purchase common stock should the Borrower fail to remit payment of principal at the set dates of maturity pursuant to the Agreement and therefore;

D.	The Borrower and the Lender desire to amend the Agreement in accordance with the terms of this Amendment.

NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants, representations, warranties, conditions, and agreements hereinafter expressed, the Borrower and the Lender hereby agree as follows:

1.	Defined Terms. All capitalized terms used in this Amendment and not otherwise defined shall have the meaning given to such terms in the Agreement.

2.	Amendment to Section V. A). Section V. A). of the Agreement is hereby replaced in its entirety as follows:

“ $67,525.30, with the outstanding interest on $60,000.00 due up to the scheduled date of payment on February 29, 2024 in the amount of $6,323.29, for a total payment of $73,848.59, to be paid on February 29, 2024. Should the Borrower default on the scheduled payment, Borrower agrees that the balance of $60,000.00 shall continue to accrue interest at a rate of 10% per annum up to the date of payment.”

3.	Amendment to Section V. A) 1. Section V. A) 1. of the Agreement is hereby replaced in its entirety as follows:

“Should Borrower fail to remit payment of $73,848.59 to Lender on the agreed-upon date of February 29, 2024, Borrower shall issue to Lender warrants (“Penalty Warrants”) to purchase 220,000 shares of Borrower’s common stock with the same terms and conditions for warrants enumerated in Section III. B. of this Agreement. These Penalty Warrants shall cover the period of default from February 29, 2024 to March 30, 2024. If by March 30, 2024, the Borrower has not yet paid the $67,525.30 principal plus its accrued interest, Borrower agrees to issue to Lender 100,000 shares of restricted common stock (“Penalty Shares”) for every thirty (30) days until such time that the principal plus its accrued interest is paid in full. The Penalty Shares shall be issued by the Borrower to the Lender on a pro-rata basis at such time that the principal plus its accrued interest has been paid in full.”

4.	Amendment to Section V. B). Section V. B). of the Agreement is hereby replaced in its entirety as follows:

“ $150,000.00, with the outstanding interest due up to the scheduled date of payment on August 1, 2024 in the amount of $15,630.14, for a total payment of $165,630.14, to be paid on August 1, 2024. Should the Borrower default on the scheduled payment, Borrower agrees that the balance of $150,000.00 shall continue to accrue interest at a rate of 10% per annum up to the date of payment.”

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5.	Amendment to Section V. B) 1. Section V. B) 1. of the Agreement is hereby replaced in its entirety as follows:

“Should Borrower fail to remit payment of $165,630.14 to Lender on the agreed-upon date of August 1, 2024, Borrower shall issue to Lender warrants (“Penalty Warrants”) to purchase 450,000 shares of Borrower’s common stock with the same terms and conditions for warrants enumerated in Section III. B. of this Agreement. These Penalty Warrants shall cover the period of default from August 1, 2024 to August 31, 2024. If by August 31, 2024, the Borrower has not yet paid the $165,630.14 principal plus its accrued interest, Borrower agrees to issue to Lender 100,000 shares of restricted common stock (“Penalty Shares”) for every thirty (30) days until such time that the principal plus its accrued interest is paid in full. The Penalty Shares shall be issued by the Borrower to the Lender on a pro-rata basis at such time that the principal plus its accrued interest has been paid in full.”

6.	No Further Amendment. Except as expressly amended hereby, the Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment of any other term or condition of the Agreement or any other document referred to therein. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the Borrower and the Lender, and the Borrower and the Lender shall be bound hereby.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

For Go Green Global Technologies, Corp.	For David Zevetchin

By: /s/Danny G. Bishop	By: /s/ David Zevetchin

Name: Danny G. Bishop	Date: 5/12/2024

Title: CEO

Date: 5/10/2024